                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-5570-LA of Bristol Retail Solutions, Inc. on Form SB-2 of our report dated June 5, 1997 (relating to the financial statements of Smyth Systems, Inc. not presented separately herein), appearing on the Form 8-K/A of Bristol Retail Solutions, Inc. filed on July 29, 1997.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Akron, Ohio
December 15, 1997